Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

Rush Metals Corp. (formerly American Goldrush Corp.)
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126103) of our report dated June 23, 2010 relating to the financial statements of Rush Metals Corp. (formerly American Goldrush Corp.) (“the Company”) which appears in this Form 20-F for the year ended December 31, 2009. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada
June 23, 2010